Exhibit 10.2

LEASE FOR

1700 Desert Surf Circle, NE
Albuquerque, New Mexico 87107

BETWEEN

The Tortilla Building, LLC

LANDLORD

AND

Flagship Food Group North America LLC

TENANT

Table of Contents

		Page
1.	THE PARTIES	1
2.	DEFINITIONS AND BASIC TERMS	2
3.	PREMISES	3
4.	TERM	3
5.	PAYMENT OF RENT	3
6.	ADDITIONAL RENT	4
7.	SECURITY DEPOSIT	5
8.	USE	5
9.	TENANT IMPROVEMENTS	5
10.	ALTERATIONS	5
11.	UTILITIES	6
12.	REPAIRS	7
13.	TRANSFERS	8
14.	RISK ALLOCATION AND INSURANCE	9
15.	INDEMNITY	10
16.	CASUALTY	11
17.	CONDEMNATION	11
18.	INTENTIONALLY DELETED	12
19.	SUBORDINATION & MORTGAGEES	12
20.	TAXES	13
21.	EVENTS OF DEFAULT	14
22.	REMEDIES	14
23.	INDUSTRIAL REVENUE BONDS AND INVESTMENT DEVELOPMENT PROJECT	16
24.	NON-WAIVER	17
25.	SURRENDER OF PREMISES	17
26.	HOLDING OVER	17
27.	RIGHTS RESERVED BY LANDLORD	18
28.	LANDLORD'S DEFAULT	18
30.	CONFIDENTIALITY	18
31.	OPTIONS TO RENEW	18
32.	MISCELLANEOUS	18
33.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT	20

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Table of Contents (continued)

		Page
34.	ENVIRONMENTAL PROVISIONS	21
35.	PROHIBITED PERSONS AND TRANSACTIONS	22
36.	TENANT'S FUNDS	23

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LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") effective as of the 7 day of October, 2014 is entered into between Landlord and Tenant, each as defined below in Section 1.

1. THE PARTIES

Landlord's Name and type of entity:	The Tortilla Building, LLC a New Mexico limited liability company
Landlord's Addresses for Notices:	c/o The Peters Corporation 4056 Cerrillos Road, Suite F-1 Santa Fe, NM 87504
With a copy to:	David Wolf 527 East Boston Street Suite 201 Covington, LA 70433
Landlord's Payment Address:	c/o The Peters Corporation 4056 Cerrillos Road, Suite F-1 Santa Fe, NM 87504
Tenant's Name and Type of entity:	Flagship Food Group North America LLC a Delaware limited liability company
Tenant's Address for Notices:	Flagship Food Group North America LLC 1700 Desert Surf Circle, NE Albuquerque, NM 87107
with a copy to:	Flagship Food Group North America LLC 851 N. Hickory Avenue Suite 200 Meridian, ID 83642 and Nixon Peabody LLP 100 Summer Street Boston, MA 02110 ATTN: Philip B. Taub, Esq.
Tenant's Federal ID Number	26-1561915
Guarantor and type of Entity:	Flagship Food Group, LLC a Delaware limited liability company
Guarantor's Address:	12400 Wilshire Blvd. Suite 1100 Los Angeles, CA 90025
Guarantor's Federal ID Number:	26-0858508

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2. DEFINITIONS AND BASIC TERMS

The following definitions and basic terms shall have the indicated meanings when used in this Lease:

a. Building:	1700 Desert Surf Circle, NE, Albuquerque, NM 87107
b. Premises:	The Building, consisting of approximately 78,803 rentable square feet, the parcel of land upon which the Building is situated and any other improvements located thereon. The legal description of the Premises is attached to the Lease as Exhibit "A" and made a part hereof. The Premises are outlined in red on the plan attached to this Lease as Exhibit "B" and made a part hereof.
c. Commencement Date:	November 15, 2014, at which time all provisions of this Lease shall be effective except to the extent provided in Sections 4 and 6.
d. Rent Commencement Date:	November 15, 2014 subject, however, to the Provisions of Section 4.
e. Term:	Ten (10) years, commencing on the Commencement Date and ending at 5:00 p.m., November 30, 2024 subject to extension as provided in the Lease.
f. Base Rent:	Annual Base Rent for the initial Term is $4.15 per rentable square foot. Monthly Base Rent for the initial Term is $ 27,252.70.
g. Additional Rent:	Additional Rent is defined in Section 6.
h. Rent:	Base Rent, Additional Rent and all other sums that Tenant may owe to Landlord under this Lease.
i. Security Deposit:	$50,000
j. Permitted Use:	General office use and the manufacturing and distribution of food products, including, but not limited to cold storage, cooking, chilling, steaming, frying, dry storage and uses ancillary thereto.
k. Property Management Company/Address:	Southwest Asset Management, Inc. 112 West San Francisco Street, Suite 312 Santa Fe, NM 87501
l. Parking Spaces:	Tenant shall be entitled to exclusive use of all parking spaces located upon the Premises.
m. Signage:	Landlord agrees, at Tenant's sole cost and expense, to permit Tenant to display its signage on the Premises including, but not limited to, the side of the Premises facing Interstate 25 and Desert Surf Circle so long as such signage is in accordance with all applicable laws and ordinances and is subject to Landlord's prior approval which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall remove all signage at or prior to expiration or earlier termination of this Lease and shall restore and repair all affected surfaces at its sole cost and expense.
n. Landlord's Mortgagee:	BOKF, NA d/b/a Bank of Albuquerque 201 Third Street, 14th Floor Albuquerque, NM 87102

or such other future mortgagee and address as Landlord shall advise Tenant.

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o. Tenant's Lender: KeyBank National Association, as administrative agent and collateral agent for certain lenders to FFG (defined below) and its subsidiaries ("Tenant's Lender", which term shall be deemed to include any replacement lender, or the agent for any group of replacement lenders, to FFG and its subsidiaries)
127 Public Square, Cleveland, Ohio 44114
Attention: Kathy Koenig, Senior Service Officer

including, any successors or assigns of KeyBank National Association in such capacity or such other future lenders and address as Tenant shall advise Landlord.

3. PREMISES

Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the Premises, together with all appurtenant easements and rights thereto

4. TERM

Landlord shall utilize its best efforts to deliver substantially all of the Premises to Tenant on November 15, 2014, in which event November 15, 2014 shall be the Rent Commencement Date. In the event Landlord is unable to deliver the Premises by said date, Landlord will continue its best efforts to deliver the Premises to Tenant as soon thereafter as is commercially reasonable. Such later delivery date shall then be considered the Rent Commencement Date. Tenant agrees to cooperate in good faith with Landlord in the refinancing of the Premises, including but not limited to, promptly providing all necessary financial information and otherwise being amenable to Landlord's requests related thereto. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in its "as is" condition subject, however, to the provisions of Section 9 of the Lease. The Premises shall be delivered to tenant no later than January 15, 2015. After delivery of the Premises by the Landlord, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord has requested same, a document (in the form annexed hereto as Exhibit 'D"), confirming the Rent Commencement Date. Notwithstanding anything contained herein, Tenant shall have access to the parking lot to store equipment and, contingent upon Tenant's contractor obtaining such insurance acceptable to Landlord, begin exterior equipment pad construction and roof construction on November 15, 2014. Tenant shall coordinate construction on the roof with Landlord. Tenant's equipment shall be under Tenant's exclusive control and stored at Tenant's sole risk without any liability thereto by Landlord.

5. PAYMENT OF RENT

a. Payment. Tenant shall timely pay to Landlord, without demand, deduction, abatement or offset, the Rent at Landlord's Payment Address. Rent shall be payable monthly in advance in United States currency. Tenant shall have the option to provide Landlord with Rent via ACH payment.

The first monthly installment of Base Rent shall be due and payable on the Rent Commencement Date; thereafter, monthly installments of Base Rent shall be due on the first day of each succeeding calendar month during the Term for which Base Rent is due pursuant to subsection 2(f) hereof. Rent for any fractional month shall be prorated based on 1/365 of the current annual Rent for each day of the partial month this Lease is in effect.

b. Late Payments. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or Deed of Trust, covering the Premises. Accordingly, if any installment of Base Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due then Tenant shall pay to Landlord a late charge equal to the lesser of ten 10% of such overdue amount or the maximum allowed by law. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to

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such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

c. Tenant shall also pay to Landlord monthly as Additional Rent, without demand, any rent tax, sales tax or other tax (other than Landlord's income tax) which may be levied by any authorized governmental authority against the Base Rent or any Additional Rent payable to Landlord under this Lease. As of the date Landlord executed this Lease, Landlord was not aware of any such taxes or charges, as described in this subsection, currently existing.

6. ADDITIONAL RENT

It is the intention of Landlord and Tenant that this is a "triple net" lease with Tenant responsible for payment of real property taxes and property insurance for and attributable to the Premises, in addition to all other maintenance and operating expenses. Accordingly, in addition to Base Rent in Section 2(f) above, Tenant shall also pay Landlord as Additional Rent for the Real Estate Taxes (as herein defined) and property insurance incurred by Landlord for the Premises. Such payments shall be made by Tenant within fifteen (15) days of Landlord's delivery to Tenant of evidence of the amount of Real Estate Taxes and property insurance that are, from time to time, attributable to the Premises during the Term and any extensions thereof.

As used in this Lease, "Real Estate Taxes" shall mean real property taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state, county or municipal governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by the Landlord's income or profits, unless the same shall be imposed in lieu of real property taxes or other ad valorem taxes), which may now or hereafter be levied, assessed or imposed against the Premises. Landlord acknowledges that it will cooperate with Tenant's efforts to complete the IDP (Industrial Development Process) to achieve the abatement of Real Estate Taxes on the Premises. All associated costs, including Landlord's reasonable attorney's fees, shall be paid by Tenant. All benefits from any such abatements shall be passed through to the Tenant in the form of reduced Real Estate Taxes during the Term of the Lease. Tenant shall be obligated to pay for Real Estate Taxes, beginning on the Rent Commencement Date, as set forth in Section 4 above. Landlord is responsible for payment of all Real Estate Taxes prior to the Rent Commencement Date.

Notwithstanding anything contained in this Section 6 to the contrary,

(a) Notwithstanding the year with respect to which any such Real Estate Taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, payable during a calendar year shall be included in Real Estate Taxes for that year and (ii) if any Real Estate Taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Real Estate Taxes for that year. Except as provided in the preceding sentence, all references to Real Estate Taxes "for" a particular year shall be deemed to refer to Real Estate Taxes levied, assessed or imposed for such year without regard to when such Real Estate Taxes are payable.

(b) Real Estate Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances owned by Landlord that are used in connection with the Premises or the operation thereof.

(c) With respect to any year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such year only a pro rata share of Additional Rent as herein above determined, based upon the number of days of the Term falling within the year. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord within fifteen (15) days after the date of Landlord's statement sent to Tenant. Obligations of Tenant to pay Additional Rent provided for in this shall survive the expiration or termination of this Lease.

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Provided no Event of Default then exists, after receiving a Real Estate Tax Statement and giving Landlord 30 days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Real Estate Taxes for the period of time covered by such Real Estate Tax Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Real Estate Taxes within 30 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 90 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Real Estate Taxes and the Landlord's calculation shall be final. Tenant's audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Real Estate Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Nothing in this Section (6) shall be construed to limit, suspend or abate Tenant's obligation to pay Rent when due, including Additional Rent. If Landlord disagrees with the results of Tenant's audit the parties shall designate a mutually acceptable third party to resolve the dispute and the determination of that third party shall be final and binding upon Landlord and Tenant. If the final conclusion of Tenant's audit reveals that Tenant was charged ten percent (10%) or more over the amount of Real Estate Taxes which should have been payable by Tenant, Landlord will reimburse Tenant for the reasonable out-of-pocket cost of its audit.

7. SECURITY DEPOSIT

Prior to the execution of this Lease, Tenant has paid to Landlord the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, reasonably use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within thirty (30) days, after the expiration of the Lease Term (or extension, if exercised), provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. The Landlord shall not be required to return the Security Deposit in the event of an early termination of the Lease not caused by Landlord. If Landlord transfers its interest in the Premises, then Landlord will assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability in connection with the Security Deposit. Tenant's obligations under this Lease are guaranteed by FFG (defined in subsection 19(f)) pursuant to a guaranty agreement annexed to this Lease.

8. USE

Tenant will use the Premises only for the Permitted Use as described in subsection 2(i) and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance.

9. TENANT IMPROVEMENTS

Landlord warrants and represents that, as of the Rent Commencement Date, all (i) existing heating, ventilation and air-conditioning ("HVAC") and refrigeration systems servicing the Premises will be operational and in good working order. In the event Tenant cannot utilize the existing water clarifier in or about the Premises, Landlord will pay one-half (1/2 of the cost and installation of a new water clarifier which cost to Landlord shall not exceed $75,000.

10. ALTERATIONS

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All alterations or physical additions in or to the Premises may be made without Landlord's prior written consent except for those alterations or additions that would affect the Building's structure, or the Building's HVAC, plumbing, electrical, or mechanical systems all of which shall require Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed. All alterations, additions, or improvements (whether temporary or permanent in character, and including all air-conditioning and refrigeration equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises (unless Landlord requires removal of same) without compensation to Tenant and Tenant shall not be required to restore the Premises to its pre-existing condition prior to the Commencement Date, nor will Tenant be responsible for replacing any equipment, offices, or systems Tenant may have removed from the Premises in order to make the Premises ready for its use. Tenant and Landlord agree to conduct a walk-through inspection of the Premises at least three (3) months prior to the expiration of the Lease in order to identify the scope of the alterations, additions or improvements described above and those, if any, that require removal.

Tenant, at Tenant's sole cost and expense, shall be responsible for compliance with all regulations and codes pertaining to the Premises including, without limitation, the Americans with Disability Act of 1990 and all rules, regulations and guidelines promulgated thereunder, as the same may be amended from time to time (the "ADA"). Tenant performing alterations and improvements to or within the Premises is responsible for meeting all laws, regulations and requirements, including, but not limited to, the ADA. Within thirty (30) days after the Rent Commencement Date Landlord will provide Tenant the sum of $200,000 to be utilized by Tenant for alterations, additions or improvements to the Premises. It is understood that the following alterations will occur primarily by using these funds supplied by the Landlord. The following alterations are approved by the Landlord:

1. Washroom buildout next to kitchen area, drains, and exhausts.
2. Additional restrooms and lunch rooms next to existing offices and dry storage.
3. Remodeling of office area, including but not limited to: opening doors, building interior walls, closing existing openings.

Conditioned upon and subject to Tenant's compliance with the provisions of this Section 10, the following alterations are also approved in addition to the above-referenced alterations related to the funds provided by the Landlord. The alterations shall be completed at the sole expense of the Tenant and are subject to the Landlord's prior approval, which shall not be unreasonably withheld, conditioned or delayed. Alteration plans will be supplied by Tenant top Landlord

1. Adding FRP panels on dock to separate sections of dock between fork lift area and maintenance area.
2. Adding FRP panels to "cooler room" to make the actual cooler space smaller.
3. FRP panels in WIP cooler.
4. Adding a wall as you enter the "salsa room" and "corn room" area of original plan to enclose refrigeration.
5. Adding a security door as you exit office area into manufacturing area.
6. Adding spiral refrigeration and fryer(s) to production rooms.
7. Adding a pad outside the facility with electrical, refrigeration, boiler, chilling, and other systems.
8. Adding piping, electrical, plumbing, air and other services.
9. Adding exhaust systems in the ceiling and through the roof.

For purposes of Section 25 set forth below, only the washroom, lunchroom, restrooms and water clarifier shall be considered items paid for, in whole and in part, by Landlord.

11. UTILITIES

Tenant acknowledges that it has had the opportunity to review the utility availability and capacity of the Premises and accepts such availability and capacity in its present condition "as is". Any upgrades to the utility availability and capacity shall be Tenant's sole responsibility. Tenant assumes full responsibility to pay for all utilities consumed by Tenant upon the Premises. Tenant agrees to reasonably cooperate with Landlord in switching such utilities to Tenant's name and assumes responsibility for any electrical or other utility upgrades at its sole expense. Landlord

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shall cooperate in the efficient changeover of said utilities and facilitate any necessary coordination with the neighboring properties, including but not limited to the Mission Foods facility.

12. REPAIRS

a. Landlord's Repair Obligations. Within fifteen (15) days following receipt of written notice from Tenant of the necessity therefor, Landlord shall make necessary repairs to maintain the structure of the Building. "Structure" or "structural" for purposes of this Lease shall mean only the following: building foundation, roof, floor slab and all underground utilities up to their connection with the Premises. If any such repair is required because of any act, neglect, or fault of Tenant, its agents, employees, licensees, contractors or invitees, then Tenant shall pay all reasonable costs therefor within thirty (30) days after Landlord has delivered the Tenant an invoice and reasonable back-up documentation. Any structural repair that is Landlord's responsibility and materially affects the Tenant's ability to manufacture in the facility, including but not limited to, U.S. Department of Agriculture, or any other agency, requirements, shall be (i) promptly remedied by Landlord upon Tenant's request, or (ii) in the event Landlord fails to commence such repair as provided in Section 28, may be repaired by Tenant at Landlord's reasonable expense. In the event that Tenant elects to make such repair, which is Landlord's responsibility, the Landlord shall reimburse the Tenant within 30 days of receipt of a written invoice from Tenant.

b. Tenant's Repair Obligations. Tenant agrees to promptly make all repairs that are not Landlord's obligations as provided above (including replacements and alterations where necessary) necessary to keep the interior/exterior of the Building and the rest of the Premises in good order, repair and condition, and to repair any damage caused by Tenant or Tenant's employees, agents, contractors, or invitees to any portion of the Premises. The interior/exterior shall include, without limitation:

(i) Interior/exterior faces of the exterior walls of the Building.

(ii) Landscaping, and all interior and exterior fixtures (lighting, outdoor areas, fencing, etc.).

(iii) All glass;

(iv) Interior face of the ceilings and all interior walls.

(v) Floor coverings.

(vi) Portion of the wiring, plumbing, pipes, conduits and other water, sewerage and utilities from their connection to the Premises, and sprinkler fixtures and equipment in the Premises.

(vii) Day-to-day maintenance of the HVAC and refrigeration systems and preventative maintenance, and replacement, as necessary, with a copy of the preventative maintenance contract, from a mutually acceptable contractor, provided to Landlord.

c. Performance of Work. Prior to beginning any work, Tenant shall cause all contractors to procure and maintain insurance against such risks, in such amounts, and with such companies as set forth in subsection 14(e), and if such work exceeds $25,000 in the aggregate, shall procure payment and performance bonds reasonably satisfactory to Landlord covering the cost and completion of the work. All contractors providing such work for Tenant shall be licensed and bonded in the State of New Mexico. All such work shall place the Premises in as good or better condition as that which existed on the Commencement Date and shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage any portion of the Premises. Any such work which may affect the HVAC, refrigeration, electrical or mechanical systems, or plumbing of the Premises must be approved by an engineer acceptable to Landlord whose fees shall be paid by Tenant.

d. Mechanic's Liens. Tenant shall not permit any mechanic's or other liens to be filed against the Premises for any obligation incurred by, through or at the request of Tenant. If such a lien is filed, then Tenant shall, no later than thirty (30) days after Landlord has notified Tenant, either pay the amount of the lien, by bond or otherwise, or effect cancellation or discharge of the lien. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including reasonable attorney's fees, expenses and

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interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

13. TRANSFERS

a. Consent. Tenant shall have the right, subject to Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed, to sublease or assign for a Permitted Use any portion of the Premises at any time during the Lease Term and any extension period ("Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's experience, credit worthiness and character. The aforementioned will be considered conditions of approval and Consent will not be withheld as long as the transferee or assignee has comparable experience, credit worthiness, and financial condition. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other reasonable expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Tenant shall have the right, upon prior written notice to Landlord, to assign this Lease or to sublet the Premises, without Landlord's consent for a Permitted Use, to (i) any parent, subsidiary or affiliate entity of Tenant, or any entity that is commonly controlled by (whether indirectly or directly) one of its affiliates (including, without limitation, any entities commonly controlled by (whether indirectly or directly) Rob W. Holland or Gregory Bortz) or (ii) in the event of a merger or consolidation of Tenant, to the surviving corporation in connection with such merger or consolidation of Tenant, or to any subsidiaries or parents of such surviving entity (each a "Permitted Transfer"). In the event of any assignment, subletting or Permitted Transfer Tenant shall nevertheless at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of its other obligations under the terms, provisions and covenants of the Lease including, without limitation, options and rights provided for in this Lease that are exercised by such assignee or subtenant. During the occurrence of an Event of Default, if all or any part of the Premises is sublet, Landlord in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the subtenant all rents becoming due to Tenant by reason of a sublease. Any collection directly by Landlord from subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. For purposes of this Lease, an "affiliate" of Tenant shall be an entity which directly or indirectly controls, is controlled by or is under common control with Tenant. The term "control" shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity.

Notwithstanding any other terms and provisions contained within Section 13 and for the avoidance of doubt, the following shall constitute a Permitted Transfer: (i) the acquisition of Tenant by any entity commonly controlled by (whether indirectly or directly) an affiliate of Tenant or Flagship Food Group LLC (including, without limitation, any entity commonly controlled by (whether indirectly or directly) Gregory Bortz or Rob Holland) (whether it be an asset sale, equity sale or merger) or (ii) any public offering of equity securities of Tenant, Flagship Food Group LLC or their respective successors or permitted assigns on a recognized exchange.

b. Tenant's Lender. Notwithstanding any other terms and provisions contained within this Section 13 and for the avoidance of doubt, Landlord specifically consents and agrees to the following: (i) the execution of a leasehold mortgage in favor of Tenant's Lender (and the equivalent for any replacement financing); (ii) Tenant's Lender, or any affiliate thereof, shall be a permitted assignee of Tenant's interest hereunder upon purchasing Tenant's leasehold at foreclosure or deed in lieu of foreclosure so long as it reasonably evidences credit worthiness, and financial condition comparable to that of Tenant, and any other purchaser at foreclosure or deed in lieu of foreclosure shall be a permitted assignee of Tenant's interest hereunder so long as it reasonably evidences experience, credit worthiness, and financial condition comparable to that of Tenant. Any such

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permitted assignee set forth in this paragraph shall not be required to cure any non-monetary default by Tenant that is incapable of cure.

14. RISK ALLOCATION AND INSURANCE

a. Allocation of Risks. The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is insured for or required herein to be insured for, any loss, cost, damage or expense arising from such event, including, without limitation, the expense of defense against claims or suits, be covered by insurance, or by the party required to obtain insurance in the event such party defaults in its obligation to do so, without regard to the fault of Tenant, its officers, employees, affiliates, agents, or invitees ("Tenant Protected Parties"), and without regard to the fault of Landlord, its agents, their respective partners, shareholders, members, agents, directors, officers, invitees and employees ("Landlord Protected Parties"). As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

(i) Tenant shall bear the risk of bodily injury, personal injury or death, or damage to the property of third persons, occasioned by events occurring on or about the Premises, except to the extent caused by any omission, negligence or intentional wrongful act of Landlord or a Landlord Protected Party in connection with Landlord repair obligation under subsection 12(a) hereof. Said risks shall be insured as provided in subsection 14(b)(i).

(ii) Tenant shall bear the risk of damage to Tenant's contents, trade fixtures, machinery, equipment, furniture and furnishings in the Building or on the Premises arising out of loss by the events required to be insured against pursuant to subsection 14(b)(ii).

(iii) Tenant shall bear the risk of damage to the Building and the Premises arising out of loss by events required to be insured against pursuant to subsection 14(c)(ii).

Landlord shall bear the risk of bodily injury, personal injury or death, or damage to the property of third persons to the extent caused by any omission, negligence or intentional wrongful act of Landlord or a Landlord Protected Party in connection with a Landlord repair obligation under subsection 12(a) hereof. Said risks shall be insured as provided in subsection 14(c)(i).

b. Tenant's Insurance. Tenant shall procure at its own expense and maintain policies of insurance, at its own cost and expense, insuring:

(i) The Landlord Protected Parties, and Landlord's mortgagee, if any, of which Tenant is given written notice, and Tenant Protected Parties from all claims, demands or actions made by or on behalf of any person or persons, firm or other entity and arising from, related to or connected with Tenant's use or occupancy of the Premises, for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property of third parties in an amount of not less than $3,000,000.00 per occurrence and $5,000,000.00 aggregate. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis. Tenant shall cause the Landlord Protected Parties to be insured as "additional insureds" such that Tenant will protect, indemnify and save harmless the Landlord Protected Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorney's fees and expenses) imposed upon or incurred by or asserted against the Landlord Protected Parties, or any of them, by reason of any bodily injury to or personal injury to or death of any person or more than one person or for damage to property, occurring on or about the Premises, caused by any party including, without limitation, any Landlord Protected Party to the extent of the amount of the insurance required to be carried under this subsection 14(b)(i) or such greater amount of insurance as is actually carried, provided, however, Tenant shall not be required to indemnify or insure against any loss resulting from the negligence or intentional wrongful acts of any Landlord Protected Party to the extent provided in subsection 14(a)(i). Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity hereinabove set forth.

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(ii) All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk") coverage. Said insurance shall include a waiver of the insurer's right of subrogation against any Landlord Protected Party.

c. Landlord's Insurance.

(i) Landlord shall procure, at its own expense and without passing the cost on to the, Tenant and maintain policies of insurance insuring all claims or actions made by or on behalf of any person or persons, firm or corporation including, without limitation, any Tenant Protected Party arising from, related to or connected with Landlord's repair obligations under subsection 12(a) hereof, for bodily injury to or personal injury to or death of any person, or for damage to property of third parties in an amount of not less than $3,000,000.00 per occurrence and $5,000,000.00 aggregate provided, however, Landlord shall not be required to indemnify or insure against any loss resulting from the negligence or intentional wrongful acts of any Tenant Protected Party. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis.

(ii) The improvements at any time situated upon and constituting the Premises against loss or damage by fire, lightning, wind storm, hail storm, water infiltration, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk") coverage including Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Premises are untenantable due to fire or other casualty. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements. Landlord shall be named as loss payee and all proceeds of insurance shall be payable to Landlord or its mortgagee. Said insurance shall include a waiver of the insurer's right of subrogation against any Tenant Protected Party. Premiums for the insurance provided for in this subsection 14 (c)(ii) shall be paid by Tenant as provided in Section 6.

d. Forms of Insurance. All of the aforesaid insurance shall be in companies with an A.M. Best rating of at least (A-)(VII) and licensed to do business in the State of New Mexico. Tenant shall exercise reasonable commercial efforts to provide at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord of any cancellation, material modification or non-renewal of the Tenant's insurance. Original certificates of Tenant's insurance policies shall be delivered to Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage.

e. Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant permitted to perform work in, on, or about the Premises to obtain and maintain the following insurance coverage at no expense to Landlord:

(i) Commercial general liability insurance, including the traditional broad form general liability coverages, in the amount of One Million Dollars ($1,000,000), adding Landlord and Tenant as additional insured parties;

(ii) Worker's compensation insurance for all contractor's employees working in or about the Premises in an amount sufficient to comply with applicable laws or regulations;

(iii) Employers liability insurance in an amount not less than One Hundred Thousand Dollars ($100,000); and

(iv) Any other insurance as Tenant or Landlord may reasonably require from time to time for contractors performing work in the Premises.

f. Tenant's Additional Insurance. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Section 14 and Section 15.

15. INDEMNITY

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a. Tenant's Indemnity. Tenant shall indemnify, defend and hold harmless Landlord Protected Parties from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and damages for bodily injury, death and property damage of third parties arising from any activity in the Premises, except if caused by the omission, negligence or willful misconduct of any of the Landlord Protected Parties to the extent provided in subsection 14(a)(i), and from all reasonable costs, reasonable attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord in its reasonable discretion, or as designated by Tenant's insurer. The provisions of this subsection 15(a) shall survive the expiration or earlier termination of this Lease.

b. Landlord's Indemnity. Landlord shall indemnify, defend and hold harmless Tenant Protected Parties from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and damages for bodily injury, death and property damage of third parties arising from Landlord's repair obligations under subsection 12(a) hereof, and from all costs, reasonable attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim. However, Landlord shall not be required to indemnify any loss resulting from the omission, negligence or intentional wrongful acts of any Tenant Protected Party. Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord's expense by counsel satisfactory to Tenant in its reasonable discretion, or as designated by Landlords' insurer. The provisions of this subsection 15(b) shall survive the expiration or earlier termination of this Lease.

16. CASUALTY

a. Repair Estimate. If the Premises is damaged by fire or other casualty (a "Casualty"), Landlord shall, within thirty (30) days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by the Casualty.

b. Landlord's and Tenant's Rights. If, because of a Casualty, Tenant is prevented from conducting its business in the Building in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred twenty (120) days after the commencement of repair ("Substantial Casualty"), then, unless Tenant caused such damage, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Following a Substantial Casualty, if Tenant does not terminate this Lease, then Landlord shall repair the Premises as provided below, and Rent for any portion of the Premises necessary for Tenant's business that was rendered untenantable shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, or has failed to pay the property insurance premiums as required herein, in which case, Tenant shall continue to pay Rent without abatement. Notwithstanding the foregoing, if a Casualty damages a material portion of the Premises, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee (defined in Section 2 above), then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent shall be abated as of the date of the Casualty unless Tenant has caused the damage or has failed to pay the property insurance premium as required herein.

c. Repair Obligation. If neither party so elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, restore the Premises to substantially the same or better condition as existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment or fixtures which may have been placed by, or at the request of, Tenant or other occupants in the Premises, and Landlord's obligation to repair or restore shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

17. CONDEMNATION

a. Eminent Domain. If any part of the Premises is taken by right of eminent domain or conveyed in lieu thereof (either event a "Taking"), and such Taking prevents Tenant from conducting its

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business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be prorated on the later of the date of such Taking or the date Tenant actually vacates the Premises. After a Taking, if Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises which was necessary for Tenant's business and which was rendered untenantable by the Taking. Rent shall not be reduced or abated for any condemnation which does not constitute a Taking.

b. Taking - Landlord's Rights. If all or any material portion of the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking.

c. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the portion of the Premises taken, and Tenant may separately pursue a claim against the condemning party for the value of Tenant's moving costs and other claims it may have, so long as such claim does not in any way impair or adversely affect the award that the Landlord is entitled to receive for its fee interest.

18. INTENTIONALLY DELETED

19. SUBORDINATION & MORTGAGEES

a. Subordination. Subject to paragraph e, below, of this Section 19, this Lease is subject and subordinate to any deeds of trust, mortgages or other security instruments which now or hereafter encumber all or any portion of the property or any interest of Landlord therein. No further instrument shall be required to effect such subordination, but upon request Tenant shall execute, acknowledge and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord or any mortgagee of Landlord shall reasonably require.

b. Attornment. Notwithstanding subsection 19(a), any mortgagee of Landlord shall have the right at any time to subordinate any such deed of trust or mortgage to this Lease, or to any of the provisions hereof on such terms and subject to such conditions as such mortgagee may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deed of trust or mortgage, or the sale of the Premises under any such deed of trust or mortgage, Tenant shall, upon request of such mortgagee, any person succeeding to the interest of such mortgagee, or the purchaser at any foreclosure sale (each a "Successor Landlord"), automatically become the Tenant of the Successor Landlord, without change in the terms or other provisions of this Lease; provided, however, that the Successor Landlord shall not be bound by any modification to this Lease made after the institution of any such proceeding without the consent of the Successor Landlord or by any payment of Rent more than one (1) month in advance, except for a security deposit previously paid to Landlord (and then only if such security deposit has been deposited with and is under the control of the Successor Landlord). The agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall, upon request, before or after any such foreclosure or conveyance, execute, acknowledge, and deliver to any mortgagee of Landlord or to the Successor Landlord instruments evidencing such attornment as the mortgagee or Successor Landlord may reasonably require.

c. Estoppel Certificates. Tenant shall, from time to time, within Fourteen (14) days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the

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certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee of Landlord. Any such certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Premises.

Landlord shall, from time to time, within Fourteen (14) days after request from Tenant, or from Tenant's Lender, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Landlord is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent; that, to the knowledge of Landlord, Tenant is not then in default under this Lease; and such other matters as may be reasonably requested by Tenant or Tenant's Lender. Any such certificate may be relied upon by Tenant, Tenant's Lender, or any prospective assignee or sublessee of the Premises.

d. Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of Tenant's obligations or termination of this Lease unless (i) Tenant has given notice by certified mail to any mortgagee of Landlord whose address has been furnished to Tenant, and (ii) Tenant offers such mortgagee of Landlord a reasonable time to cure the default (in no event to be less than thirty (30) days) including time to obtain possession of the Premises if such should prove necessary to effect a cure. No such mortgagee of Landlord shall be obligated to Tenant to cure any default by Landlord hereunder, but if a mortgagee elects in its discretion to effect a cure Tenant shall accept same as though done by Landlord.

e. Non-Disturbance Agreement. Simultaneously with the execution and delivery of this Lease, Landlord shall cause the holders of any first mortgage or junior mortgage now encumbering the Premises to execute and deliver to Tenant a subordination, non-disturbance and attornment agreement ("SNDA") in customary and commercially reasonable form and content or upon such other terms as Tenant may negotiate with Landlord's mortgagee, all at Tenant's sole cost and expense. Notwithstanding anything in this Lease to the contrary, the subordination of this Lease to any future first mortgage or junior mortgage encumbering the Premises shall be conditioned upon the mortgagees under such future first mortgage or junior mortgage executing and delivering to Tenant a commercially reasonable SNDA.

f. Tenant's Lender. Landlord has been advised that Tenant is a wholly owned subsidiary of Flagship Food Group LLC ("FFG") and hereby agrees, at no cost or expense to Landlord, to act in good faith and reasonably cooperate with any and all requests made by any lender of Tenant (including Tenant's Lender) in connection with financing provided to Tenant, FFG and its affiliates, including, without limitation, duly executing and delivering to Tenant and Tenant's Lender a commercially reasonably landlord waiver.

20. TAXES

a. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord and Landlord elects to pay the same, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder. Landlord shall not pay such amounts if Tenant notifies Landlord that it will contest the validity or amount of such taxes and thereafter diligently proceeds with such contest in accordance with applicable law and in a manner that is not inconsistent with the rights of Landlord and the non-payment thereof does not: (i) pose a threat of loss or seizure of the Premises or interest of Landlord therein; or (ii) result in the imposition of any fines, penalties or interest against Landlord. Notwithstanding the

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foregoing, Landlord may (but shall never be obligated to do so) contest the amount or validity of any such taxes.

b. Landlord agrees to cooperate with Tenant, at Tenant's sole cost and expense, in Tenant's efforts to reduce Real Estate Taxes for the Premises.

21. EVENTS OF DEFAULT

The occurrence of any one of the following events will be an Event of Default by Tenant under this Lease:

a. Tenant shall fail to pay Landlord any Rent or other sum of money when due under this Lease or under any other agreement with Landlord concerning the Premises after the expiration of five (5) days written notice.

b. Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain or shall fail to deliver any certificate of such insurance.

c. Tenant shall fail to provide an estoppel certificate within the time provided in subsection 19(c).

d. Tenant shall fail to perform or observe any term, covenant or condition of this Lease or any other agreement with Landlord concerning the Premises (other than a failure described in the preceding subsections 21(a), 21(b) and 21(c)) and Tenant shall not cure the failure within twenty (20) days after Landlord notifies Tenant thereof in writing; but if the failure is of a nature that it cannot reasonably be cured within such twenty (20) day period, Tenant shall not have committed an Event of Default if Tenant commences the curing of the failure within such twenty (20) day period and thereafter diligently pursues to completion the curing of same.

e. Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant's assets or the assets of any guarantor of Tenant's obligations under this Lease or Tenant's interest in this Lease are levied on by execution or other legal process.

f. A petition shall be filed by Tenant or any guarantor of Tenant's obligations under this Lease to have Tenant or such guarantor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by Tenant or such guarantor, or any such petitions shall be filed against Tenant or such guarantor and shall not be dismissed within thirty (30) days.

g. A receiver or trustee shall be appointed for all or substantially all the assets of Tenant or any guarantor of Tenant's obligations under this Lease or for Tenant's interest in this Lease.

Notwithstanding anything to the contrary in this Lease, no act or failure to act on the part of Tenant which would entitle Landlord under the terms of this Lease, or by law, to be relieved of Landlord's obligations hereunder or to terminate this Lease, shall result in a release of Landlord's obligations or termination of this Lease unless (i) Landlord has given notice by certified mail to Tenant's Lender, and (ii) Landlord offers Tenant's Lender a reasonable time to cure the default (in no event to be less than thirty (30) days) including time to obtain possession of the Premises if such should prove necessary to effect a cure. No such Tenant's Lender shall be obligated to Landlord to cure any default by Tenant hereunder, but if Tenant's Lender elects in its discretion to effect a cure, Landlord shall accept same as though done by Tenant. No such cure by Tenant's Lender shall be construed to be an assumption by Tenant's Lender of any obligation of Tenant hereunder or a commitment to cure any default by Tenant in the future.

22. REMEDIES

a. Upon the occurrence of any Event of Default by Tenant (but subject to the last paragraph of Section 21, above), Landlord shall have the option and with or without judicial process, to pursue any one or more of the following remedies:

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(i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.

(ii) Landlord may terminate Tenant's possession and not this Lease whereby Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises, without liability for trespass or conversion. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no public or private sale is contemplated, Landlord may store the property in a public or private warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

(iii) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, and the reasonable cost of the performance will be deemed Additional Rent and will be payable by Tenant to Landlord upon demand.

b. In the event Landlord enters and takes possession of the Premises without electing to terminate this Lease, Landlord will have the right to relet the Premises for Tenant's account, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable. But Landlord will not be required to incur any expense to relet the Premises and the inability or failure of Landlord to relet the Premises shall not reduce Tenant's liability for Rent and other charges due under this Lease or for damages. Without causing a termination or forfeiture of this Lease after an Event of Default by Tenant, Landlord may: (i) relet the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (ii) remodel or change the use and character of the Premises; (iii) grant rent concessions in reletting the Premises, if necessary in Landlord's judgment, without reducing Tenant's obligation for Rent specified in this Lease; and (iv) relet all or any portion of the Premises as a part of a larger area. Subject to the next subsection, Landlord may retain the excess, if any, of the rent earned from reletting the Premises over the Rent specified in this Lease.

c. If Landlord has relet the Premises or relets thereafter without first terminating this Lease, Landlord will apply any future rentals from reletting (but not rental allocable to any area outside the Premises or rental allocable to the period following the Term) in the following manner: first, to reduce any reasonable amounts then due from Tenant, including but not limited to attorneys' fees, brokerage commissions and other expenses Landlord may have incurred in connection with the collection of any Rent, recovery of possession, and altering, dividing, consolidating with adjoining premises, or otherwise preparing the Premises for reletting; and, the balance, if any, of the future rentals from reletting shall be retained by Landlord as compensation for reletting the Premises.

d. No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an Event of Default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice, Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant.

e. Upon the termination of this Lease or termination of Tenant's possession without termination of this Lease, Landlord will be entitled to recover, at its election, all unpaid Rent that have accrued through the date of termination plus the reasonable costs of performing any of Tenant's obligations (other than the payment of Rent) that should have been but were not satisfied as of the date of such termination. In addition, in the event of termination of this Lease, Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, an amount equal to the present value of the Rent and other sums that this Lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term less any amount that Tenant proves could have been reasonably avoided. For purposes of determining Tenant's obligation to Landlord under this Section 22, where Landlord has an affirmative legal obligation to mitigate its damages, Landlord's obligation to mitigate shall be subject to the following: (i) Landlord must first obtain undisputed possession of the Premises, (ii) Landlord is not obligated to offer the Premises to a tenant or prospective tenant when other suitable premises are available in another building owned by Landlord, (iii) Landlord is not obligated to lease the Premises for less than the current fair market rental, (iv) Landlord is not obligated to lease to any prospective tenant who would violate any restrictions or covenants, or

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adversely affect the reputation of the Premises, and (v) Landlord is not obligated to rent to a prospective tenant who is not financially responsible or lacks necessary operating experience.

f. After an Event of Default by Tenant, Landlord may recover from Tenant from time to time or at one time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (i) such reasonable expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; (ii) all other reasonable costs and expenses (including reasonable brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the Event of Default by Tenant; and (iii) any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from such failure.

g. In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the rate of four percent (4%) per annum.

h. For the purposes of any suit by Landlord brought or based on this Lease, this Lease may, at Landlord's option, be construed to be a divisible contract to the end that successive actions may be maintained and successive periodic sums shall mature and become due hereunder, and the failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovery of the sum or sums so omitted.

i. This Section 22 shall be enforceable to the extent not prohibited by applicable law, and the unenforceability of any provision in this Section shall not render any other provision unenforceable.

j. The failure or delay by Landlord, at any time after a default has occurred, to exercise or enforce any of the rights, remedies and obligations provided for in this Lease shall not be deemed or construed to be a waiver of any such default or remedy or to affect the validity or enforceability of any part of this Lease or the right of Landlord thereafter to exercise or enforce each and every such right, remedy and obligation. No waiver of any default under this Lease by Landlord shall be deemed or construed to be a waiver of any other or subsequent default, and the consent or approval by Landlord to or for any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or for any subsequent similar act by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent or other charges, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, nor shall acceptance of Rent with knowledge of breach constitute a waiver of the breach, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent, to terminate this Lease, to repossess the Premises or to pursue any other remedy provided in this Lease. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

23. INDUSTRIAL REVENUE BONDS AND INVESTMENT DEVELOPMENT PROJECT [1]

Tenant has advised Landlord that it is seeking the benefit of industrial revenue bonds issued by the City of Albuquerque and/or the County of Bernalillo (collectively "City") together with Real Estate Tax exempt status. The Landlord will cooperate with the Tenant, at Tenant's sole cost and expense, in seeking said industrial revenue bonds. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all liability, claims, demands, causes of action, judgments, costs, expenses and all losses and damages arising from or as a consequence of the Premises being subject to the industrial revenue bonds and Real Estate Tax exempt status including, without limitation , any retroactive imposition or assessment by the City of Real Estate Taxes upon the Premises and arising out of (i) any failure or inability, for whatever reason, for Tenant not to have created or maintained any required employment positions or jobs or (ii) any cessation by the Tenant of the business operations within the Premises or (iii) Tenant's

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failure or inability, for whatever reason, to provide City with required reporting information on a timely basis. The provisions of this Section 23 shall survive the expiration or early termination of this Lease.

The Landlord will cooperate with the Tenant in achieving the City's approval of the Investment Development Project ("IDP"). The Tenant will pay for all costs associated with the IDP process, including the payment of Landlord's reasonable attorney's fees, and the Tenant will receive the sole benefit of any related tax abatement on property taxes during the Term of this Lease, as it may be extended. The Landlord may benefit from said tax abatement in the event this Lease is terminated.

24. NON-WAIVER

Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of that term or any other term. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease.

25. SURRENDER OF PREMISES

No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall immediately deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys and access cards to the Premises. Reasonable wear and tear shall be consistent with manufacturing and distribution during the Term of the Lease. Provided that Tenant has performed all of its obligations hereunder, and subject to the provisions of Section 10 of this Lease, Tenant may remove all trade fixtures, furniture and personal property placed in or on the Premises by Tenant whether or not affixed to the Premises (but, except to the extent hereinafter provided, Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, all at Tenant's sole cost and expense. The provisions of this Section shall survive the expiration or early termination of this Lease.

26. HOLDING OVER

If, at the expiration of the Term of this Lease or other termination of this Lease, Tenant continues to occupy the Leased Premises without the written consent of Landlord, or if no new agreement shall have been entered into by the parties hereto, then Tenant shall be a Tenant at will only, and Tenant's continued occupancy shall not defeat Landlord's right to possession of the Leased Premises at any time, with or without notice. Tenant shall comply with the provisions of this Lease and shall pay Rent equal to the greater of (a) 150% of the monthly Rent payable during the last month of the Term, or (b) the prevailing rental for similar space as the Premises. In such event, Tenant shall pay Rent on a monthly basis and shall not be entitled to a daily proration. In addition, Tenant shall pay to Landlord all reasonable damages, costs and expenses incurred (including attorney and expert fees), directly or indirectly, by Landlord by reason of Tenant's retention of possession of the Leased Premises. Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant as a result of such holdover.

No payment of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, or extend the lease Term and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

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27. RIGHTS RESERVED BY LANDLORD

Landlord has the following rights, exercisable and without causing an eviction (constructive or actual) or disturbance of Tenant's possession of the Premises and without giving rise to any claim for setoff or abatement of Rent:

a. to install "for lease" signs on the exterior of the Premises during the last nine (9) months of the Term or Renewal term, as the case may be.

b. After prior written notice to Tenant (or at any time with reasonable notice under the circumstances in the event of an emergency) to enter upon the Premises at reasonable hours to inspect, or make repairs (without implying any obligation to do so) and to show the Premises to prospective lenders, purchasers and tenants and, if the Premises are vacated, to prepare them for reoccupancy;

c. to approve the weight, size and location of safes and other heavy equipment and articles in the Premises.

28. LANDLORD'S DEFAULT

a. All covenants of Tenant in this Lease are independent covenants, not conditioned upon Landlord's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein.

b. Subject to the provisions of Section 12(a), if Landlord defaults in the performance of any of its obligations under this Lease, Landlord will have thirty (30) days to cure after Tenant notifies Landlord of the default; or if the default is of a nature to require more than thirty (30) days to remedy, Landlord will have the time reasonably necessary to cure it provided such cure is commenced within said thirty (30) days period.

c. Tenant agrees to serve a notice of claimed default or breach by Landlord upon the lender holding a first mortgage or deed of trust against the Premises (herein called "Landlord's Mortgagee") if Tenant has been made aware of the name and address of such lender. Notwithstanding anything to the contrary contained herein, Tenant will not exercise any right to terminate this Lease because of a default by Landlord before allowing Landlord's Mortgagee the opportunity to cure such default as provided in subsection 19(d). This subsection shall not be interpreted as creating or broadening any right of Tenant to terminate this Lease because of a default by Landlord.

29. CONFIDENTIALITY

The terms and provisions of this Lease are confidential and shall not be disclosed to third parties except as required by law or to the City in pursuance of the industrial revenue bonds and Real Estate Tax exempt status or to Tenant's employees, attorneys and accountants with a need to know. Tenant's violation of this provision shall be an Event of Default.

30. OPTIONS TO RENEW

Provided Tenant is not in default of any provision of the Lease beyond any applicable cure period at the time of exercise and upon commencement of a Renewal Term, Tenant shall have two options to extend the Term of this Lease, each for five years, as set forth in Exhibit C attached hereto and made a part hereof.

31. MISCELLANEOUS

a. Landlord Transfer. Landlord may transfer, in whole or in part, the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder provided that the assignee assumes Landlord's obligations under this Lease.

b. Liability.

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(i) Landlord. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages and shall be recoverable only from the interest of Landlord in the Premises. Landlord and its directors, members, officers, partners, employees, agents, attorneys and representatives shall not be personally liable for any deficiency and Tenant agrees to look solely to Landlord's interest in the Premises for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

(i) Tenant. Except for Tenant's indemnity obligations provided for in Sections 14 and 15 and Tenant's obligations provided for in Section 26, the liability of Tenant to Landlord for any default by Tenant under the terms of this Lease shall be limited to Landlord's actual direct, but not consequential, damages. Tenant's directors, members, officers, partners, employees, agents, attorneys and representatives shall not be personally liable for any deficiency.

c. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease except Tenant's broker, Jim Wible and Keith Meyer of NAI Maestas & Ward. Tenant and Landlord each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. Landlord shall be responsible for payment of all commissions and fees to Tenant's broker pursuant to the terms of a separate written agreement.

d. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in Section 1 of the Lease, or (ii) hand delivered by local courier or national overnight delivery service to the specified address. All notices to Landlord shall be delivered to the addresses set forth in Section 1 and all notices to Tenant shall be to Tenant's addresses set forth in Section 1. Notice sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States Mail and notices sent by hand delivery or overnight courier shall be effective upon delivery to the address specified herein. The parties hereto may change their addresses for notice or payment by giving notice thereof to the other in conformity with this provision.

e. Severability. It is the parties' intention that this Lease is enforceable and that it comply with all applicable laws. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

f. Amendment and Binding Effect. This Lease may not be amended except by an instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

g. Tenant's Right of Possession. Provided Tenant has timely performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

h. Force Majeure. Except for the payment of monetary obligations, whenever a period of time is prescribed in this Lease for action to be taken by Landlord or Tenant, Landlord or Tenant will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, applicable laws or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant.

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i. Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

j. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person or entity acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the corresponding fee estate or any interest in such fee estate.

k. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant. No action taken by Tenant prior to execution and delivery of this Lease by Landlord shall constitute part performance in furtherance of this Lease and no reliance by Tenant in expectation of execution and delivery of this Lease shall alter the provisions of this subsection 31(k).

l. Exhibits. All exhibits added and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Legal Description
Exhibit B - Outline of Premises
Exhibit C - Options to Renew
Exhibit D – Acknowledgment of Commencement Date

m. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

n. Property Management. Landlord's Property Management Company is identified in Section 2 of the Lease. Landlord's Property Management Company may be changed without notice to Tenant from time to time. Tenant acknowledges that the Property Management Company is an independent contractor.

o. Choice of Law. This Lease shall be governed by the laws of the State of New Mexico and by the applicable laws of the United States of America.

p. Construction and Interpretation. This Lease shall not be construed in favor of either Landlord or Tenant regardless of who prepared the same. Whenever the terms "hereof," "hereby," "herein," or words of similar import are used herein they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision. References to Sections, subsections and Exhibits refer to the sections of, subsections of, and exhibits to, this Lease. Whenever the term "including" is used herein, it shall be interpreted as meaning "including, but not limited to."

q. Waiver of Jury Trial and Counterclaims. Landlord and Tenant waive the right to trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or involving the right to any statutory relief or remedy.

Tenant hereby waives the right to interpose any non-mandatory counterclaim of any nature in any summary proceeding or other action or proceeding instituted by Landlord against Tenant, or in any action instituted by Landlord for unpaid Rent, Additional Rent or other amounts due under this Lease provided, however, that the counterclaim may be interposed as a defense in the action or proceeding instituted by Landlord against Tenant and/or as a separate claim in an action or proceeding instituted by Tenant against Landlord.

h. Use of Term "Tenant". The term "Tenant" wherever used in this Lease shall include its employees, agents, invitees, contractors, licensees, partners, officers and shareholders.

32. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

Tenant represents, warrants and covenants that it is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant; that all reports,

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statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of, or constitute a default under any contract or agreement to which Tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject; and that there are no judicial or administrative actions, suits, or proceedings pending or threatened against or affecting Tenant or any guarantor of Tenant's obligations under this Lease. If Tenant is a corporation, limited liability company or partnership, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises are located, has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate, company or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant and any guarantor of Tenant's obligations under this Lease

33. ENVIRONMENTAL PROVISIONS

a. Terms defined below in this Section shall have the following meanings:

(i) "Applicable Environmental Laws" means all applicable federal, state and other laws, ordinances, rules and regulations of any governmental entity pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

(ii) "Expenses" means all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), costs of settlement and disbursements of any kind and nature whatsoever.

(iii) "Hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of New Mexico establish a meaning for "hazardous substance", "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(iv) "Indemnified Party" means each of Landlord and any successors and assigns as to all or any portion of the Premises or any interest therein, and any affiliate, officer, agent, member, director, employee or servant of any of them.

b. Tenant warrants and represents that to Tenant's knowledge Tenant's intended use of the Premises will not violate Applicable Environmental Laws. Tenant shall not cause or permit the Premises or Tenant to be in violation of, or do anything or permit anything to be done which will subject the Landlord or the Premises to any remedial obligations under any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises and Tenant. Tenant shall promptly notify Landlord in writing of any existing, pending or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority in connection with any violation of Applicable Environmental Laws by Tenant or any person or entity acting through or on behalf of Tenant or the Premises. Tenant shall take all steps necessary to determine during the Term of this Lease, any extension thereof and any period of holdover by Tenant after the Term of the Lease that no hazardous substances or solid wastes are being disposed of or otherwise released on or to or from the Premises. Landlord may enter upon the Premises to verify compliance with this subsection if Landlord believes in good faith that a violation of this subsection may have occurred or be threatened.

c. Tenant hereby agrees to assume liability for and to pay, indemnify, protect and hold harmless every Indemnified Party from any and all Expenses imposed, incurred or asserted (regardless of

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whether the Indemnified Party shall be indemnified by any other person or entity) in any way relating to or arising out of (a) a violation of Applicable Environmental Laws by Tenant during the Term of this Lease, any extension thereof or during any period of holdover by Tenant after the Term of the Lease, or (b) a disposal or other release of any hazardous substance or solid waste on, to or from the Premises or the Building by the Tenant during the Term of the Lease, any extension thereof or during any such period of holdover. The Tenant acknowledges that it has been given ample time to consult with counsel in agreeing to the indemnity set forth in this Lease and fully understands it. This indemnity shall survive the termination or expiration of this Lease. The foregoing indemnity shall not render Tenant liable to any Indemnified Party for any Expenses to the extent that such Indemnified Party may incur such Expenses as a result of its own willful misconduct or negligence.

d. If an Indemnified Party notifies Tenant of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity may apply, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, action, proceeding or investigation involves both Tenant and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to, or inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such claim, action, proceeding or investigation on its own behalf at Tenant's expense.

a. If any claim, action, proceeding or investigation arises as to which the indemnity provided for may apply, and Tenant fails to assume promptly (and in any event within ten (10) days after being notified of the claim, action, proceeding or investigation) the defense of the Indemnified Party, then the Indemnified Party may contest (or, with the prior written consent of Tenant, settle) the claim, action, proceeding or investigation at Tenant's expense using counsel selected by the Indemnified Party; provided, that no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party if, in the written opinion of the Indemnified Party's counsel, the settlement or payment in full is advisable. All costs and expenses incurred by the Indemnified Party in connection with any such contest, settlement or payment shall be payable upon demand.

b. To the Landlord's knowledge, no hazardous substances exist in, on or under the Premises that are in violation of Applicable Environmental Laws. If, at any time, any hazardous substances are found to have existed at, on or under the Premises prior to the Commencement Date, Landlord shall (i) be responsible for any and all related costs of remediation and repair, and (ii) indemnify, protect and hold harmless Tenant from any and all related liability, claims, demands, causes of action, judgments, costs, expenses, and all losses and from all costs, reasonable attorneys' fees and disbursements, and liabilities incurred by Tenant in the defense of any such claim utilizing counsel selected by Landlord. All repairs will be diligently pursued in order to not impact the Tenant's manufacturing and distribution operations.

34. PROHIBITED PERSONS AND TRANSACTIONS

Tenant represents to Landlord that (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a "Prohibited Person") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked persons List) or under Executive Order 13224 (the "Executive Order") signed on September 24, 2001, and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism", or other governmental action, (ii) that Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "Money Laundering Act"), and (iii) that throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.

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35. TENANT'S FUNDS

(a) Tenant has taken, and shall continue to take at all times following the execution of the Lease, all actions as required by law to ensure that the funds used to make payments under this Lease are derived (i) from transactions that do not violate U.S. law or, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under U.S. law or to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(b) Tenant (i) is not under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of Anti-Money Laundering Laws; (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(c) "Anti-Money Laundering Laws" means those laws, rules, regulations, orders and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotic dealers or otherwise engaged in activities contrary to the interest of the United States; (c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Executive Order Number 13224 on Terrorism Financing (September 23, 2001), the Patriot Act, the Bank Secrecy Act, Pub.L. No. 91-508, 84 Stet. 1305 (1970), the Trading with the Enemy Act 50 U.S.C. Appx. Section 1 et seq., the International Emergency Economics Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, as amended.

(d) "Patriot Act" means the USA PATRIOT Act of 2001, Pub.L.No. 107-56, together with all laws, rules, regulations and orders issued in connection therewith.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE.

EXECUTED as indicated below and effective on the latter of the dates indicated below.

LANDLORD
THE TORTILLA BUILDING, LLC

By: The Peters Corporation
Managing Member

By: [signature]
Name: William Enloe
Title: Managing Member Representative

TENANT
FLAGSHIP FOOD GROUP NORTH AMERICA LLC

By: [signature]
Name: [signature]
Title: CEO

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EXHIBIT "C"

OPTIONS TO RENEW

A. Provided Tenant is not in default of any provision of the Lease beyond any applicable cure period at the time of exercise and upon commencement of the Renewal Term, Tenant shall have two options to extend the Term of this Lease (each a "Renewal Option") each for an additional five (5) year term (the "Renewal Terms") with respect to no less than the entire Premises. Tenant may exercise its Renewal Option by providing Landlord with written notice not less than nine (9) months prior to the expiration of the then current Term; each five year Renewal Option must be exercised consecutively. It is expressly acknowledged that time is of the essence with regard to Tenant's notice of its intent to exercise each Renewal Option, and if notice is not delivered to Landlord on a timely basis in accordance with this provision, Tenant's Renewal Options shall be null and void. The Renewal Options shall also terminate and become null and void upon the earlier to occur of the following: i) any termination of this Lease, (ii) any abandonment of the Premises by Tenant. Should Tenant effectively exercise its Renewal Options, all covenants, agreements, terms, provisions and conditions of the Lease shall apply to each Renewal Term except that the Base Rent for the Premises for each Renewal Term shall be adjusted for the cumulative increases in the CPI (hereinafter defined) for the last five years of the initial Term or the first Renewal Term, as the case may be, provided, however, that such increase for each Renewal Term shall not exceed ten percent (10%). Once the Base Rent is adjusted at the commencement of each Renewal Term as set forth above, the Base Rent will remain the same during the term of each Renewal Term.

B. For the purposes of this Exhibit "C" CPI shall mean the Consumer Price Index-U.S. City Average for all Urban Consumers (All Items) (1982-84=100) prepared by the Bureau of Labor Statistics of the United States Department of Labor. In the event that such Consumer Price Index shall no longer be published with a base year of 1982-84=100, the Landlord shall compute, by reference to data available from such Bureau of Labor Statistics, the actual percentage increase in consumer prices during the period or periods in question. If said Consumer Price Index shall cease to be published, the Landlord shall use the most comparable index published by the United States government. Where the Consumer Price Index is required for a given month and if the Consumer Price Index is not published for such month, then the Consumer Price Index published for the month closest but prior to the designated month shall be used.

C. If the CPI determination applicable to any Renewal Option is not completed prior to the date on which the Base Rent to be based thereon is to become effective, Tenant's exercise of the Renewal Option shall nevertheless be effective, and the Base Rent for the interim period shall be payable at 110% of the Base Rent for the initial Term or first Renewal Term, as the case may be. Upon the final determination of the CPI adjustment (a) the payment of the Base Rent based on the CPI adjustment as so determined shall commence on the first day of the month following the date of such determination and (b) if Tenant has overpaid the Base Rent for the interim period, Tenant shall receive a credit against the next Base Rent to become due in the amount of such overpayment.

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EXHIBIT "D"

ACKNOWLEDGEMENT OF RENT COMMENCEMENT

The undersigned parties acknowledge that the following described lease Agreement is in full force and effect and that Tenant has taken possession of the demised Premises.

Date of Lease:	October , 2014
Landlord:	The Tortilla Building, LLC
Tenant:	Flagship Food Group North America LLC

The undersigned parties acknowledge that the Rent Commencement Date and the expiration date of the initial Lease term as defined in Paragraph 2(e) of the above referenced Lease Agreement is as follows:

Rent Commencement:	____________
Expiration:	November 30, 2024

The undersigned parties further acknowledge that the above referenced Lease Agreement has not been amended or modified and all terms and provisions remain in full force and effect.

LANDLORD
THE TORTILLA BUILDING, LLC

By: The Peters Corporation
Managing Member

By: [signature]
Name: William E. Ntoe
Title: Managing Member Representative

TENANT
FLAGSHIP FOOD GROUP NORTH AMERICA LLC

By: [signature]
Name: Rb Hohl
Title: CEO

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GUARANTY

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration for, and as an inducement to Landlord to make the attached Lease with Tenant dated October ___, 2014 by and between The Tortilla Building, LLC, as landlord, and Flagship Food Group North America LLC, as tenant, the undersigned does hereby guarantee to Landlord, without condition or limitations except as hereinafter provided, the payment of Rent and Additional Rent to be paid by the Tenant and the full performance and observance of all the terms, covenants and conditions therein provided to be performed, observed or complied with by Tenant, as therein provided, without requiring any notice of non-payment, non-performance or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this guaranty and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the attached Lease. Landlord may grant extensions of time and other indulgences and may modify, amend or waive any of the terms, covenants or conditions of the attached Lease, and discharge or release any party or parties thereto, all without notice to the undersigned and without in any way impairing, releasing or affecting the liability or obligation of the undersigned. The undersigned agrees that Landlord may proceed directly against the undersigned without taking any action under the attached Lease and without exhausting Landlord remedies against Tenant; and no discharge of Tenant in bankruptcy or in any other insolvency proceedings shall in any way or to any extent discharge or release the undersigned from any liability or obligation hereunder. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the attached Lease, and that no subletting and no assignment of said Lease, with or without Landlord's consent thereto, shall release or discharge the undersigned. As a further inducement to Landlord to make the within Lease and in consideration therefor, the undersigned agrees that in any action or proceeding brought by Landlord on any matter whatsoever arising out of, under, or by virtue of any of the terms, covenants or conditions of the attached Lease or of this guaranty, the undersigned shall pay, in addition to any damages which a court of competent jurisdiction may award, such amount or amounts as the court may determine to be reasonable attorneys' fees incurred by Landlord or its successors or assigns in the enforcement of this guaranty. Landlord and Guarantor waive the right to trial by jury in any action, proceeding or counterclaim involving enforcement of this guaranty or involving the right to any statutory relief or remedy.

All rights under this guaranty shall inure to the benefit of any successors or assigns of Landlord.

This Guaranty relates to that certain Lease, dated October __, 2014, by and between The Tortilla Building, as landlord, and Flagship Food Group North America, as tenant, covering Premises located at 1700 Desert Surf Circle, Albuquerque, NM 87107.

IN WITNESS WHEREOF, the undersigned has signed this Guaranty as of the 7 day of October, 2014.

____

Guarantor:

Flagship Food Group, LLC

By: [signature]

Its: CEO

15155780.12

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  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this “Assignment”) dated as of the 19th day of August, 2022 is entered into by and between Desert Premium Group, LLC (formerly known as Flagship Food Group North America LLC), a Delaware limited liability company (collectively, “Assignor”), and TTCF-NM Holdings, Inc., a Delaware corporation (“Assignee”); and consented to by The Tortilla Building, LLC, a New Mexico limited liability company (“Landlord”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Equipment Purchase Agreement, dated as of even date herewith, by and between Assignor and Assignee, the parties thereto have agreed, among other things, that Assignor will sell assign, transfer, convey and deliver to Assignee that certain Lease Agreement, dated October 7, 2014, by and between Assignor and Landlord (the “Lease”); and

WHEREAS, pursuant to the Lease (including without limitation Section 2(i) and Section 7 thereof), Assignor has delivered security deposits to Landlord, in an amount totaling $50,000 (the “Deposit)”

WHEREAS, Assignor desires to assign its interest under the Lease to Assignee, and Assignee desires to accept the assignment thereof.

WHEREAS, Landlord desires to consent to the Assignment and the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest into and under (a) the Lease and (b) the Deposit. Assignor shall remain exclusively liable for the payment and performance of all obligations under the Lease on or prior to the date hereof. Assignor agrees to and shall indemnify, and defend (using counsel reasonably acceptable to Assignee) Assignee against and hold Assignee harmless from and against any and all claims, costs, causes of action, liability, loss, damage, expense, or obligation including, without limitation, reasonable attorneys’ fees, arising out of, relating to, or in any way connected with the Lease (including the payment and performance of any and all obligations under the Lease) arising or accruing on or prior to the date hereof.

2. Effective as of the date hereof, Assignee hereby assumes (a) all of the Assignor’s right, title, and interest into and under the Lease and all rights and obligations under the Lease arising after the date hereof, and (b) all of Assignor’s right, title and interest in and to the Deposit. Assignee agrees to and shall indemnify and defend (using counsel reasonably acceptable to Assignor) Assignor against and hold Assignor harmless from and against any and all claims, costs, causes of action, liability, loss, damage, expense, or obligation including, without limitation, reasonable attorneys’ fees, arising out of, relating to, or in any way connected with the Lease (including the payment and performance of any and all obligations under the Lease) arising or accruing after the date hereof.

3. Landlord hereby acknowledges and consents to the foregoing assignment and assumption of the Lease on the terms and conditions contained herein; and further acknowledges that after the date hereof the Deposit shall become the sole property of Assignee, to be held by Landlord on account of Assignee, pursuant to the terms of the Lease.

4. This Assignment is binding on and inures to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

5. All capitalized terms used herein, but not defined, shall have the meanings given to such terms in the Lease.

6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease Agreement as of the date first set forth above.

ASSIGNOR:

DESERT PREMIUM GROUP, LLC

By:	/s/ Jorge Ayon
Name:	Jorge Ayon
Title:	Chief Financial Officer

ASSIGNEE:

TTCF-NM HOLDINGS, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	Chief Executive Officer

Acknowledged, consented to, and agreed to by:

THE TORTILLA BUILDING, LLC

By 1700 MM, Inc., its managing member

By:	/s/Christine McDonald
Name:	Christine McDonald
Title:	President
Date:

[Signature Page – Assignment and Assumption of Lease Agreement]